UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2005

Columbia Bancorp

(Exact Name of Registrant as Specified in Charter)

Maryland	000-24302	52-1545782
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7168 Columbia Gateway Drive Columbia, Maryland	21046
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code (410) 423-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement

On December 21, 2005, The Columbia Bank, a Maryland trust company (the “Bank”) and wholly-owned subsidiary of Columbia Bancorp, a Maryland corporation (the “Company”), entered into an agreement (the “Agreement”) with Stephen A. Horvath (the “Executive”), the Bank’s Executive Vice President – Washington, pursuant to which the Bank and the Executive agreed to terminate the Executive’s existing employment agreement, as amended, with the Bank, with the Executive’s employment to continue on an at-will basis until such time as the Bank or the Executive shall terminate such employment. Pursuant to the terms of the Agreement, the Bank will pay the Executive $417,334 less deductions and withholding taxes, which represents an amount equal to two times the Executive’s current salary plus an amount equal to two times the Executive’s average bonus of the past three years. In addition, the Company accelerated the vesting of all of the Executive’s remaining unexercised and unvested stock options under the Company’s stock option plans. The Agreement does not affect the Executive’s accrued or vested rights under the Bank’s Deferred Compensation Plan. The Executive will be subject to certain confidentiality provisions. Subsequently, the Executive submitted his resignation effective as of December 31, 2005.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Exhibits

None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA BANCORP

/s/ John A. Scaldara, Jr.
Name:	John A. Scaldara, Jr.
Title:	President and Chief Operating Officer

Date: December 27, 2005

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